UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 24, 2020
TIAA REAL ESTATE ACCOUNT

(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

33-92990, 333-237134

(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)
(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 22, 2020, Teachers Insurance and Annuity Association of America, on behalf of the TIAA Real Estate Account (the “Registrant”), entered into a side letter agreement extending for one-year the Amended and Restated Letter Agreement (the “Fiduciary Services Agreement”) with RERC, LLC (the “Independent Fiduciary”) dated February 21, 2018. The Fiduciary Services Agreement governs the terms of the Independent Fiduciary’s provision of certain fiduciary services to the Registrant. Pursuant to the side letter agreement, the Independent Fiduciary will continue to serve as the independent fiduciary for the Registrant and perform the duties set forth in the Fiduciary Services Agreement and in the U.S. Department of Labor’s Prohibited Transaction Exemption (PTE 96-76) for a term continuing through February 28, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

DATE: September 24, 2020		By:	/s/ Ian Matthew

Ian Matthew
Senior Director, Annuity Product Management